UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013

AXIALL CORPORATION

(formerly known as GEORGIA GULF CORPORATION)

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA		30346
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 395-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced on July 19, 2012, Axiall Corporation (formerly known as Georgia Gulf Corporation), a Delaware corporation (the “Company”), and PPG Industries, Inc., a Pennsylvania corporation (“PPG”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 18, 2012, by and among the Company, PPG, Eagle Spinco Inc., a Delaware corporation and a wholly-owned subsidiary of PPG (“Splitco”), and Grizzly Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Georgia Gulf (“Merger Sub”). In addition, PPG and Splitco entered into a Separation Agreement, dated as of July 18, 2012 (the “Separation Agreement”), which provided for the transfer by PPG to Splitco of the business and substantially all of the assets and liabilities of the business of PPG relating to the production of chlorine, caustic soda and related chemicals, including, among other things, PPG’s 60% interest in Taiwan Chlorine Industries, Ltd., a joint venture between PPG and China Petrochemical Development Corporation (collectively, the “PPG Chlor-alkali and Derivatives Business”).

As previously disclosed, on December 27, 2012, PPG commenced an offer to PPG shareholders to exchange all or a portion of their shares of common stock, par value $1.66 2/3 per share, of PPG (“PPG common stock”), for shares of common stock, par value $0.001 per share, of Splitco (“Splitco common stock”), which shares of Splitco common stock would be automatically converted into shares of common stock, par value $0.01 per share, of the Company (“Company common stock”) pursuant to the Merger Agreement, based on an exchange ratio of 3.2562 shares of Splitco common stock for each share of PPG common stock tendered. The exchange offer expired at 8:00 a.m. on January 28, 2013.

Immediately after the expiration and consummation of the exchange offer and the distribution by PPG of shares of Splitco common stock to holders of shares of PPG common stock (the “Distribution”), on January 28, 2013 (the “Closing Date”), Merger Sub merged with and into Splitco, whereby the separate corporate existence of Merger Sub ceased and Splitco continued as the surviving company and as a wholly-owned subsidiary of the Company (the “Merger”). In the Merger, each share of Splitco common stock was converted into the right to receive one share of Company common stock.

As consideration for Splitco’s acquisition of the PPG Chlor-alkali and Derivatives Business in the Distribution, Splitco distributed (the “Special Distribution”) to PPG: (1) the cash proceeds of approximately $279.0 million in new bank debt incurred by Splitco under a senior secured term loan facility (the “Term Facility”), which included $67.0 million necessary to fund a net working capital adjustment under the Separation Agreement, and (2) $688.0 million in aggregate principal amount of 4.625% senior notes due 2021 issued by Splitco (the “Splitco Notes”).

Senior Notes Offering

On the Closing Date, Splitco entered into an indenture (the “Indenture”) with the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which Splitco issued $688.0 million in aggregate principal amount of the Splitco Notes. The Splitco Notes were initially issued by Splitco to PPG as partial consideration for Splitco’s acquisition of the PPG Chlor-alkali and Derivatives Business. PPG then transferred the Splitco Notes to certain financial institutions in satisfaction of existing debt obligations of PPG held by those financial institutions. It is expected that, pursuant to a purchase agreement, dated January 17, 2013, among Splitco, the financial institutions and the initial purchasers thereunder, on January 30, 2013, the initial purchasers will purchase the Splitco Notes held by the financial institutions referred to above and resell them to investors in the Splitco Notes offering. Splitco will not receive any net proceeds from the sale of the Splitco Notes. The Splitco Notes will be sold to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Splitco Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Upon the consummation of the Merger, the Company and certain subsidiaries of the Company became guarantors of the Splitco Notes and executed a supplemental indenture to the Indenture (the “First Supplemental Indenture”) with Splitco and the Trustee. Pursuant to the Indenture and the First Supplemental Indenture, the

Splitco Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the existing and future domestic subsidiaries of each of Splitco and the Company and each of its existing and future domestic subsidiaries, other than certain excluded subsidiaries, that also guarantee the U.S. dollar obligations under the Credit Agreements (as defined below).

The Splitco Notes bear interest at a rate of 4.625% per annum, payable semi-annually in arrears on February 15 and August 15, commencing on August 15, 2013. Interest will accrue from January 30, 2013. The Splitco Notes will mature on February 15, 2021.

Splitco may redeem some or all of the Splitco Notes at any time prior to February 15, 2018 at a price equal to 100% of the principal amount of the Splitco Notes redeemed plus accrued and unpaid interest, if any, and an applicable “make-whole” premium. On or after February 15, 2018, Splitco may redeem some or all of the Splitco Notes at redemption prices set forth in the Indenture. In addition, in certain circumstances, if the Company, including Splitco, experiences certain kinds of change of control triggering events, it must offer to purchase the Splitco Notes at 101% of their principal amount, plus accrued and unpaid interest (if any).

The Indenture contains covenants that, among other things, restrict the ability of Splitco, the Company and certain of their respective subsidiaries to: incur, assume or guarantee additional indebtedness; pay dividends or redeem or repurchase capital stock; limit the ability of subsidiaries to pay dividends; enter into certain transactions with affiliates; make investments; incur liens; and sell or otherwise dispose of certain assets or enter into or merge with or into other companies. These covenants are subject to a number of important exceptions and qualifications. Further, certain of these covenants will cease to apply at all times after the date on which the Splitco Notes receive investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Rating Service, a division of McGraw Hill, Inc. (“Standard & Poor’s”), provided no default or event of default under the Indenture exists at that time. Such terminated covenants will not be reinstated if the Splitco Notes lose their investment grade ratings at any time thereafter.

The Indenture provides for customary events of default, including: failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material indebtedness; and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Splitco Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Splitco Notes.

In connection with the issuance of the Splitco Notes, Splitco will enter into a registration rights agreement on or about January 30, 2013 (the “Registration Rights Agreement”) relating to the Splitco Notes, pursuant to which Splitco will agree to use its commercially reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”), and cause to become effective, a registration statement with respect to a registered offer to exchange the Splitco Notes for new, unrestricted notes with terms substantially identical in all material respects to the Splitco Notes.

The foregoing description of the Splitco Notes is qualified in its entirety by reference to the Indenture, the form of Splitco Notes and the First Supplemental Indenture, copies of which are filed as Exhibits 4.1, 4.2 and 4.3 hereto and are incorporated herein by reference.

Senior Secured Term Loan Facility

In connection with the Merger, on January 28, 2013, Splitco entered into a credit agreement (such agreement and any related documents, instruments and agreements executed in connection therewith, the “Splitco Term Loan Agreement”), with the financial institutions from time to time party thereto and Barclays Bank PLC, as administrative agent, in order to finance the cash portion of the Special Distribution and the net working capital adjustment as required by the Merger Agreement. The Company agreed to pay certain fees to Barclays Bank PLC and the financial institutions party to the Credit Agreement in connection with the Term Facility and agreed to indemnify them against certain liabilities. Upon consummation of the Merger, the Company and each of its existing domestic subsidiaries that guarantee any other indebtedness of the Company joined as guarantors under the Splitco Term Loan Agreement. Splitco has the option to repay amounts outstanding under the Term Facility within 45 days after the Closing Date, or at any time thereafter prior to its maturity date.

Borrowings under the Term Facility are expected to mature on the earlier of (1) the fourth anniversary of the Closing Date and (2) 91 days prior to the maturity of the Company’s existing 9.0 percent senior secured notes due 2017 (the “9 percent notes”) unless, at least 91 days prior to the maturity date of the 9 percent notes, the 9 percent notes are refinanced with notes having a maturity date at least six months after the fourth anniversary of the Closing Date.

Obligations under the Term Facility are unconditionally guaranteed by each of Splitco’s existing and subsequently acquired or organized direct or indirect domestic subsidiaries, and by the Company and each of the Company’s existing and subsequently acquired subsidiaries that guarantee any other indebtedness of the Company. The obligations under the Term Facility are secured by all assets of Splitco and the guarantors that secure the obligations in respect of the 9 percent notes. In addition, the obligations under the Term Facility rank pari passu with the obligations in respect of the 9 percent notes.

At the election of Splitco, the Term Facility bears interest at a rate equal to: (1) the Base Rate (as defined in the Splitco Term Loan Agreement) plus 1.75% per annum; or (2) the reserve adjusted Eurodollar Rate (as defined in the Splitco Term Loan Agreement) plus 2.75% per annum; provided that at no time will the Base Rate be deemed to be less than 2.00% per annum or the reserve adjusted Eurodollar Rate be deemed to be less than 1.00% per annum.

Subject to certain conditions and exceptions, the Splitco Term Loan Agreement requires Splitco to prepay outstanding loans in certain circumstances, including (a) in an amount equal to 100% of the net cash proceeds from sales or dispositions of certain property or assets of the Company and its subsidiaries in excess of $15.0 million per sale or disposition, or in excess of $50.0 million in the aggregate for all sales or dispositions per fiscal year, in each case subject to customary reinvestment rights, (b) in an amount equal to 100% of the net cash proceeds from property insurance or condemnation awards, subject to customary reinvestment rights, (c) in an amount equal to 100% of the net cash proceeds from the incurrence of additional debt other than debt permitted under the Splitco Term Loan Agreement and (d) certain excess cash flow prepayments in a range of 0% to 50% depending on the Company’s leverage ratio. The Splitco Term Loan Agreement also provides for voluntary prepayment of loans without premium or penalty, subject to certain conditions and exceptions.

The Splitco Term Loan Agreement contains customary affirmative covenants (subject to exceptions), including covenants related to: financial statements and other reports, existence, payment of taxes and claims, maintenance of properties, insurance, books and records, inspections, lenders’ meetings, compliance with laws, environmental, subsidiaries, additional material real estate assets, additional collateral, further assurances, and maintenance of ratings (but no minimum rating requirement). The Splitco Term Loan Agreement also contains customary negative covenants (subject to exceptions) that may restrict the Company and its subsidiaries, including Splitco, in their activities, including covenants related to: indebtedness, liens, no further negative pledges, restricted junior payments, restrictions on subsidiary distributions, investments, fundamental changes, disposition of assets, acquisitions, capital expenditures, contingent obligations, sales and lease-backs, transactions with affiliates, conduct of business, amendments or waivers of organizational documents, amendments or waivers with respect to certain indebtedness, and fiscal year. In addition, the Company will be subject to a senior secured leverage ratio (as defined in the Splitco Term Loan Agreement) of 3.50 to 1.00.

The Splitco Term Loan Agreement provides for customary events of default, including failure to make payments when due, default under certain other agreements, breach of certain covenants, material breach of representations, other defaults under the Term Facility documentation, involuntary bankruptcy, voluntary bankruptcy, judgments and attachments, dissolution, employee benefit plans, change of control, guaranties, security documents, and failure of subordinated indebtedness to be subordinated, subject to customary qualifications and limitations for materiality.

The foregoing description of the Term Facility is qualified in its entirety by reference to Splitco Term Loan Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

New ABL Revolver

On January 28, 2013, the Company refinanced its current asset-based revolving credit facility with a syndicate of banks led by General Electric Capital Corporation (the “New ABL Revolver”), pursuant to an amended and restated credit agreement (such agreement and any related documents, instruments and agreements executed in connection therewith, the “ABL Credit Agreement” and, together with the Splitco Term Loan Agreement, the

“Credit Agreements”), among the Company, certain of its subsidiaries, the financial institutions from time to time party thereto and General Electric Capital Corporation, as administrative agent, in order to fund working capital and operating activities, including future acquisitions and the repayment of certain outstanding indebtedness after the Closing Date. Among other things, the New ABL Revolver (1) increases revolver availability from $300.0 million to $500.0 million, subject to applicable borrowing base limitations and certain other conditions, and (2) includes a $200.0 million sub-facility for borrowings by the Canadian subsidiaries of the Company, a $200.0 million sub-facility for letters of credit, and, subject to lender commitments, a $200.0 million accordion. As of the Closing Date, the Company had $35 million of outstanding borrowings under the New ABL Revolver.

Borrowings under the New ABL Revolver are expected to mature on the earlier of (1) the fifth anniversary of the Closing Date and (2) 90 days prior to the maturity of the 9 percent notes unless, at least 120 days prior to the maturity date of the 9 percent notes, the 9 percent notes are refinanced with notes having a maturity date at least 90 days after the fifth anniversary of the Closing Date.

U.S. borrowing obligations under the New ABL Revolver will be unconditionally guaranteed by each of the Company’s existing and subsequently acquired or organized direct or indirect domestic subsidiaries (other than certain excluded subsidiaries). On the Closing Date, Splitco and its subsidiaries became guarantors under the New ABL Revolver. Canadian borrowing obligations under the New ABL Revolver will be unconditionally guaranteed by each of the Company’s existing and subsequently acquired or organized direct or indirect domestic and Canadian subsidiaries (other than certain excluded subsidiaries). All obligations under the New ABL Revolver, and the guarantees of those obligations, will be secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the guarantors, including, subject to certain exceptions: (1) a first-priority security interest in the Company and the Company’s U.S. subsidiaries’ receivables and inventory and related general intangibles, certain other related assets and proceeds thereof, as well as substantially all of the present and future personal property assets of the Company’s Canadian subsidiaries; and (2) a second-priority security interest in substantially all of the Company and its U.S. subsidiaries’ present and future assets located in the United States (other than the collateral in which the New ABL Revolver will have a first-priority lien as described above, and other excluded assets) including equipment, certain owned real property, and all present and future shares of capital stock or other equity interests of each of the Company and its U.S. subsidiaries’ owned domestic subsidiaries and 65% of the present and future shares of capital stock or other equity interests of each of the Company and its U.S. subsidiaries’ directly owned foreign restricted subsidiaries.

At the election of the Company, with respect to U.S. borrowings under the New ABL Revolver, the New ABL Revolver will bear interest at a rate equal to either: (1) an index rate determined by reference to the highest of (i) the “prime rate” rate, as published by The Wall Street Journal, (ii) the federal funds effective rate plus 1/2 of 1% and (iii) three-month LIBOR plus 1%, or (2) three-month LIBOR, plus an applicable margin based on the Company’s utilization under the New ABL Revolver. At the election of the Company, with respect to Canadian borrowings under the New ABL Revolver, the New ABL Revolver will bear interest at a rate equal to either (1) an index rate determined by reference to the higher of (i) the annual rate of interest quoted as “Canadian prime” or “chartered bank prime rate” and (ii) the rate per annum determined by reference to the average rate applicable to Canadian Dollars bankers’ acceptances with a term comparable to the applicable period plus 1.35% per annum, or (2) three-month LIBOR, plus an applicable margin based on the Company’s utilization under the New ABL Revolver. The applicable margin for borrowings under the New ABL Revolver will be 1.50% per annum for LIBOR margin loans and 0.50% per annum for base rate and index loans, provided that if the Company has not received a corporate family credit rating of at least Ba3 from Moody’s and BB- from Standard & Poor’s, the applicable margin will range from 0.5% to 2.00% depending on the utilization percentages set forth in the ABL Credit Agreement. In addition, the Company is required to pay a commitment fee in respect of the unutilized commitments thereunder, of 0.375% of the unutilized commitments, provided that if the Company has received a corporate family credit rating of at least Ba3 from Moody’s and BB- from Standard & Poor’s, the fee will be reduced to 0.25% if utilization is greater than or equal to 25%. The Company must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans and agency fees.

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the New ABL Revolver exceeds the lesser of (1) the commitment amount and (2) the borrowing base, the Company will be required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the New ABL Revolver is less than $62.5 million for a period of five consecutive business days or any event of default shall have occurred, the Company will be required to deposit cash from its material deposit accounts

(including all concentration accounts) daily in a collection account maintained with the administrative agent under the New ABL Revolver, which will be used to repay outstanding loans and cash collateralize letters of credit. The ABL Credit Agreement also provides for voluntary prepayment of loans without premium or penalty other than customary “breakage” costs with respect to LIBOR loans, subject to certain conditions and exceptions.

The ABL Credit Agreement contains customary affirmative covenants (subject to exceptions), including, among other things, covenants related to: financial statements and other reports, existence, payment of taxes and claims, maintenance of properties, insurance, books and records, inspections, lenders’ meetings, compliance with laws, environmental, subsidiaries, additional material real estate assets, additional collateral, further assurances, maintenance of ratings (but no minimum rating requirement), cash management systems and insurance protection.

The ABL Credit Agreement also contains customary negative covenants (subject to exceptions) that will restrict the Company and its subsidiaries, including Splitco, in their activities, including, among other things, covenants related to: indebtedness, liens, transactions with affiliates, restricted junior payments, restrictions on subsidiary distributions, investments, disposition of assets, acquisitions, capital expenditures and sale and lease-backs. In addition, the Company will be subject to a fixed charge coverage ratio (as defined in the ABL Credit Agreement) of 1.10 to 1.00 if excess availability is less than $62.5 million for three consecutive business days.

The ABL Credit Agreement provides for customary events of default, including failure to make payments when due, default under certain other agreements, breach of certain covenants, material breach of representations, other defaults under the New ABL Revolver documentation, involuntary bankruptcy, voluntary bankruptcy, judgments and attachments, dissolution, employee benefit plans, change of control, guaranties, security documents, and failure of subordinated indebtedness to be subordinated, subject to customary qualifications and limitations for materiality.

The foregoing description of the New ABL Revolver is qualified in its entirety by reference to the ABL Credit Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Additional Guarantors of 9 Percent Notes

Upon consummation of the Merger, on January 28, 2013, the Company, Splitco, certain of their subsidiaries and the trustee and notes collateral agent under the 9 percent notes entered into a supplemental indenture to the indenture governing the 9 percent notes (the “9 percent notes Supplemental Indenture”) pursuant to which Splitco and its domestic subsidiaries guaranteed the 9 percent notes and pledged their assets to secure the obligations thereunder.

The foregoing description of the 9 percent notes Supplemental Indenture is qualified in its entirety by reference to the 9 percent Notes Supplemental Indenture, a copy of which is filed as Exhibit 4.4 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Merger was consummated pursuant to the Merger Agreement and the Separation Agreement. Pursuant to the Merger Agreement, each issued and outstanding share of Splitco common stock was converted into the right to receive one share of Company common stock. The Company issued 35,249,104 shares of Company common stock to the former holders of Splitco common stock, together with cash in lieu of any fractional shares. On the Closing Date, Splitco, which directly and through its subsidiaries, holds the PPG Chlor-alkali and Derivatives Business, became a wholly-owned subsidiary of the Company.

Immediately after consummation of the Merger, approximately 50.5% of the outstanding shares of Company common stock was held by pre-Merger holders of Splitco common stock and approximately 49.5% of the outstanding shares of Company common stock was held by pre-Merger stockholders of the Company. In connection with the Merger and the related transactions, the Company, PPG and Splitco entered certain additional agreements relating to, among other things, certain tax matters, certain employee matters, the provision of certain transition services during a transition period following the consummation of the Merger and the sharing of facilities, services and supplies.

The information contained in Items 1.01 and 5.02 of this Current Report is incorporated herein by reference. In addition, the foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement, the amendment to the Merger Agreement and the Separation Agreement, copies of which were filed as Exhibits 2.1, 2.2 and 10.1 hereto, respectively, all of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Plan Amendment

As previously disclosed, on January 10, 2013, the stockholders of the Company approved the First Amendment (the “Plan Amendment”) to the Company’s 2011 Equity and Performance Incentive Plan (the “Plan”) contingent upon the consummation of the Merger. As of the Closing Date, the Plan Amendment took effect. A copy of the Plan Amendment is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Appointment of New Directors

On January 28, 2013, the Company also issued a press release announcing an increase in the size of its board of directors and the election of three new members of the board of directors of the Company. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Robert Ripp, Victoria F. Haynes and Michael H. McGarry were elected to the board of directors of the Company effective as of the Closing Date. In accordance with the terms of the Merger Agreement, the Company increased the size of the board of directors of the Company and each of Mr. Ripp, Dr. Haynes and Mr. McGarry were selected by PPG for election to the board of directors of the Company upon the consummation of the Merger. Pursuant to the Merger Agreement, the Company has also agreed to nominate each of these individuals for re-election to the board of directors at the Company’s 2013 annual meeting of stockholders. As of the Closing Date, Dr. Haynes was appointed to serve on the Nominating and Corporate Governance Committee and Mr. McGarry was appointed to serve on the Finance Committee.

Dr. Haynes, age 65, has been a director of PPG since 2003. She also is a director of Nucor Corporation and is a member of the Supervisory Board of Royal DSM, a global life sciences and material sciences company. Dr. Haynes served as president and chief executive officer of RTI International, which performs scientific research and development in advanced technologies, public policy, environmental protection, and health and medicine, from 1999 until retiring in 2012.

Mr. Ripp, age 71, has been a director of PPG since 2003. He also is a director of ACE Limited, and has served as director and chairman of Lightpath Technologies, a manufacturer of optical lens and module assemblies for the telecom sector, since 1999. Earlier, Mr. Ripp was chairman and chief executive officer of AMP Incorporated, a publicly traded, international company.

Mr. McGarry, age 54, became executive vice president of PPG in 2012. In this role, he assumed leadership responsibility for PPG’s Asia Pacific region, its global aerospace products and automotive refinish businesses, and its commodity chemical business, which merged with the Company pursuant to the Merger Agreement. Mr. McGarry’s responsibilities also include corporate oversight for all PPG environmental, health and safety activities and the global information technology function. Earlier, he was senior vice president of PPG’s commodity chemical business, and Mr. McGarry was the President of Splitco prior to the consummation of the Merger.

Each of Dr. Haynes, Mr. Ripp, and Mr. McGarry will be compensated for board services in the same manner as other members of the board of directors of the Company, which includes the payment to each of Mr. Ripp, Dr. Haynes and Mr. McGarry of an annual fee of $70,000 and an additional fee of $1,000 per board or committee meeting for every official meeting over a threshold of 25 official meetings per year that each such director attends. These directors are also eligible to participate in the Plan, as amended by the Plan Amendment.

Each of Mr. Ripp and Dr. Haynes has been a member of the board of directors of PPG since 2003.

In connection with each director’s election, the Company has entered into, or will enter into, a customary indemnification agreement with each new director. In general, the indemnification agreement provides that the Company will indemnify each director, subject to certain provisions, to the fullest extent permitted or required by Delaware law and to any greater extent that Delaware law may permit in the future against any and all claims, demands, actions, suits or proceedings related to such director’s actions or failure to act in his capacity as an officer or director of the Company and any and all expenses, damages, losses, liabilities, judgments, fines or penalties paid in settlement in connection with such claim, except for certain claims initiated by such director against the Company or any director or officer of the Company. The indemnification agreement also provides for the advancement by the Company prior to the final disposition of the claim of any and all expenses relating to any claim incurred or paid by such director or reasonably expected to be paid or incurred by such director, provided that such director undertakes in writing to repay any such amounts to the extent that it is determined such director is not entitled to indemnification. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, which is filed as Exhibit 10.3 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 5, 2011 and incorporated herein by reference.

The information contained in Items 1.01 and 2.01 is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Change of Name and Increase in Authorized Shares

Effective January 28, 2013, the Company changed its name to Axiall Corporation. The name change was effected through a short-form merger pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) by merging a wholly owned subsidiary of the Company with and into the Company, with the Company as the surviving corporation in the merger. Under the DGCL, the merger did not require stockholder approval and had the effect of amending the Company’s certificate of incorporation to reflect the new legal name of the Company. A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Secretary of State of the State of Delaware on January 28, 2013, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The merger and resulting name change do not affect the rights of the Company’s security holders.

Effective January 28, 2013, the Company also filed a Certificate of Amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Company common stock from 100,000,000 shares to 200,000,000 shares. A copy of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on January 28, 2013, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

With the exception of the name change and the increase in authorized shares of the Company’s common stock, there were no other changes to the Company’s certificate of incorporation or bylaws.

Change of Ticker Symbol

In connection with the change of the Company’s name, the Company common stock, which trades on the New York Stock Exchange (“NYSE”), ceased trading under the ticker symbol “GGC” on January 28, 2013 and, on January 29, 2013, commenced trading under the ticker symbol “AXLL”.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of July 18, 2012, by and among the Company, PPG Industries, Inc., Eagle Spinco Inc. and Grizzly Acquisition Sub, Inc. (filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on October 18, 2012 and incorporated herein by reference)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 31, 2012, by and among the Company, PPG Industries, Inc., Eagle Spinco Inc. and Grizzly Acquisition Sub, Inc. (filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on September 5, 2012 and incorporated herein by reference)

3.1	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on January 28, 2013

3.2	Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on January 28, 2013

4.1	Indenture, dated January 28, 2013, by and among Eagle Spinco Inc., the initial guarantors party thereto and U.S. Bank, National Association, as trustee.

4.2	Form of 4.625% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).

4.3	First Supplemental Indenture, dated January 28, 2013, by and among Eagle Spinco Inc., the additional guarantors party thereto and U.S. Bank, National Association, as trustee.

4.4	Second Supplemental Indenture, dated January 28, 2013, to the Indenture dated as of December 22, 2009, by and among the Company, Eagle Spinco Inc., the guarantors party thereto and U.S. Bank, National Association, as trustee.

10.1	Separation Agreement, dated as of July 18, 2012, by and between PPG Industries, Inc. and Eagle Spinco Inc. (filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on July 19, 2012 and incorporated herein by reference)

10.2	Term Credit Agreement, dated as of January 28, 2013, among Eagle Spinco Inc., the various affiliates of Eagle Spinco Inc. party thereto as guarantors, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada and the other lenders party thereto

10.3	Amended and Restated Credit Agreement, dated as of January 28, 2013, among the Company, Eagle Spinco Inc. and Royal Group, Inc., as borrowers, the guarantors party thereto, General Electric Capital Corporation, as Administrative Agent, Wells Fargo Capital Finance, LLC, Barclays Bank PLC and the other lenders a party thereto

10.4	First Amendment to the Company’s 2011 Equity and Performance Incentive Plan

99.1	Press release, dated January 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION (formerly known as GEORGIA GULF CORPORATION)

By:	/s/ Timothy Mann, Jr.
Name:	Timothy Mann, Jr.
Title:	Executive Vice President, General Counsel and Secretary

Date: January 30, 2013

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of July 18, 2012, by and among the Company, PPG Industries, Inc., Eagle Spinco Inc. and Grizzly Acquisition Sub, Inc. (filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on October 18, 2012 and incorporated herein by reference)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 31, 2012, by and among the Company, PPG Industries, Inc., Eagle Spinco Inc. and Grizzly Acquisition Sub, Inc. (filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the SEC on September 5, 2012 and incorporated herein by reference)

3.1	Certificate of Ownership and Merger, as filed with the Secretary of State of the State of Delaware on January 28, 2013

3.2	Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on January 28, 2013

4.1	Indenture, dated January 28, 2013, by and among Eagle Spinco Inc., the initial guarantors party thereto and U.S. Bank, National Association, as trustee.

4.2	Form of 4.625% Senior Notes due 2021 (included as Exhibit A to Exhibit 4.1).

4.3	First Supplemental Indenture, dated January 28, 2013, by and among Eagle Spinco Inc., the additional guarantors party thereto and U.S. Bank, National Association, as trustee.

4.4	Second Supplemental Indenture, dated January 28, 2013, to the Indenture dated as of December 22, 2009, by and among the Company, Eagle Spinco Inc., the guarantors party thereto and U.S. Bank, National Association, as trustee.

10.1	Separation Agreement, dated as of July 18, 2012, by and between PPG Industries, Inc. and Eagle Spinco Inc. (filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on July 19, 2012 and incorporated herein by reference)

10.2	Term Credit Agreement, dated as of January 28, 2013, among Eagle Spinco Inc., the various affiliates of Eagle Spinco Inc. party thereto as guarantors, Barclays Bank PLC, as Administrative Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada and the other lenders party thereto

10.3	Amended and Restated Credit Agreement, dated as of January 28, 2013, among the Company, Eagle Spinco Inc. and Royal Group, Inc., as borrowers, the guarantors party thereto, General Electric Capital Corporation, as Administrative Agent, Wells Fargo Capital Finance, LLC, Barclays Bank PLC and the other lenders a party thereto

10.4	First Amendment to the Company’s 2011 Equity and Performance Incentive Plan

99.1	Press release, dated January 28, 2013